Exhibit 99.1
APi Group Reports First Quarter 2026 Financial Results
-Record first quarter net revenues of $2.0 billion, representing year-over-year growth of 15.3%, 10.4% on an organic basis-
-Record first quarter reported net income of $57 million with year-over-year growth of 62.9%-
-Record first quarter adjusted EBITDA of $235 million with year-over-year growth of 21.8% and adjusted EBITDA margin expansion of 70 basis points to 11.9%-
-Raising full-year guidance for net revenues and adjusted EBITDA-
New Brighton, Minnesota – April 30, 2026 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today reported its financial results for the three months ended March 31, 2026.

Russ Becker, APi’s President and Chief Executive Officer, stated: "We are off to a strong start in 2026, delivering 10% organic net revenue growth and expanding adjusted EBITDA margins by 70 basis points year over year, with strength across both our Safety Services and Specialty Services segments. At the same time, we continued to advance our M&A strategy. We closed the CertaSite acquisition and signed transactions for Wtech and Onyx, representing an investment of more than $1 billion across these three acquisitions to further build out our Safety Services segment across the U.S., Europe, and Canada. In a year that marks APi's 100th anniversary, I am proud of our team's execution, and we remain confident in our path toward our "10/16/60+" targets."

First Quarter 2026 Consolidated Results:

	Three Months Ended March 31,
	2026	2025	Y/Y
Net revenues	$1,982	$1,719	15.3%
Organic net revenue growth (a)			10.4%

GAAP
Gross profit	$620	$542	14.4%
Gross margin	31.3%	31.5%	(20) bps

Net income	$57	$35	62.9%
Diluted EPS	$0.12	$0.07	71.4%

Adjusted non-GAAP comparison
Adjusted gross profit	$620	$545	13.8%
Adjusted gross margin	31.3%	31.7%	(40) bps

Adjusted EBITDA	$235	$193	21.8%
Adjusted EBITDA margin	11.9%	11.2%	+70 bps

Adjusted net income	$142	$104	36.5%
Adjusted diluted EPS (b)	$0.32	$0.25	28.0%
Notes: Amounts in millions, except per share data. Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.
(b)Per share data has been adjusted to reflect the three-for-two stock split executed June 30, 2025.

•Reported net revenues increased by 15.3% (10.4% organic) driven by solid growth in inspection, service, and monitoring revenues, growth in project revenues, acquisitions, pricing improvements, and impacts of foreign exchange translation.
•Reported and adjusted gross margin decreased by 20 and 40 basis points, respectively, compared to the prior year period, primarily driven by business mix, partially offset by disciplined customer and project selection and pricing improvements.
•Reported net income was $57 million and diluted EPS was $0.12. Adjusted net income was $142 million and adjusted diluted EPS was $0.32, representing a 28.0% increase compared to the prior year period. The increase in adjusted diluted EPS was driven by strong revenue growth, adjusted EBITDA margin expansion, and a decrease in interest expense, partially offset by an increase in the adjusted diluted weighted average shares outstanding.
•Adjusted EBITDA increased by 21.8% (18.1% on a fixed currency basis) compared to the prior year period, and adjusted EBITDA margin increased 70 basis points to 11.9%. Growth in adjusted EBITDA was driven by strong revenue growth and favorable SG&A leverage.
First Quarter 2026 Safety Services Segment Results:

	Three Months Ended March 31,
	2026	2025	Y/Y
Safety Services
Net revenues	$1,415	$1,267	11.7%
Organic net revenue growth (a)			5.4%

GAAP
Gross profit	$527	$466	13.1%
Gross margin	37.2%	36.8%	+40 bps

Segment earnings	$230	$199	15.6%
Segment earnings margin	16.3%	15.7%	+60 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$527	$469	12.4%
Adjusted gross margin	37.2%	37.0%	+20 bps
Notes: Amounts in millions. Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenues increased by 11.7% (5.4% organic) driven by solid growth in inspection, service, and monitoring revenues, growth in project revenues, acquisitions, pricing improvements, and impacts of foreign exchange translation.
•Reported and adjusted gross margin increased by 40 and 20 basis points, respectively, compared to the prior year period. This was driven by disciplined customer and project selection and pricing improvements, resulting in margin expansion in inspection, service, and monitoring revenues and project revenues, partially offset by mix.
•Reported segment earnings increased by 15.6% (11.7% on a fixed currency basis) compared to the prior year period. Segment earnings margin was 16.3%, representing a 60 basis point increase compared to the prior year period, primarily driven by adjusted gross margin expansion and favorable SG&A leverage.

First Quarter 2026 Specialty Services Segment Results:

	Three Months Ended March 31,
	2026	2025	Y/Y
Specialty Services
Net revenues	$569	$453	25.6%
Organic net revenue growth (a)			24.8%

GAAP
Gross profit	$93	$76	22.4%
Gross margin	16.3%	16.8%	(50) bps

Segment earnings	$39	$29	34.5%
Segment earnings margin	6.9%	6.4%	+50 bps

Adjusted non-GAAP comparison
Adjusted gross profit	$93	$76	22.4%
Adjusted gross margin	16.3%	16.8%	(50) bps
Notes: Amounts in millions. Refer to non-GAAP reconciliations to the most comparable GAAP measures.
(a)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions and divestitures, and the impact of changes due to foreign currency translation.
•Reported net revenues increased by 25.6% (24.8% organic) driven by growth in both project and service revenues.
•Reported and adjusted gross margin decreased by 50 basis points compared to the prior year period primarily driven by mix.
•Reported segment earnings increased by 34.5% compared to the prior year period. Segment earnings margin was 6.9%, representing a 50 basis point increase compared to the prior year period, primarily due to favorable fixed cost absorption, partially offset by mix.
Guidance:
APi increases its full-year 2026 guidance for net revenues and adjusted EBITDA.
• Net Revenues of $8,475 to $8,675 million, up from $8,400 to $8,600 million
• Adjusted EBITDA of $1,150 to $1,210 million, up from $1,140 to $1,200 million
• Adjusted Free Cash Flow Conversion of 115%, based on adjusted net income

APi announces its guidance for the second quarter of 2026.
• Net Revenues of $2,175 to $2,225 million
• Adjusted EBITDA of $300 to $310 million
Conference Call:
APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Thursday, April 30, 2026. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; and David Jackola, EVP and Chief Financial Officer. The conference call can be accessed by registering online using the links below. Analysts will receive dial-in information as well as a conference ID once registered.

Webcast Link: https://events.q4inc.com/attendee/963913077

Analysts Link: https://events.q4inc.com/analyst/963913077?pwd=MsHzmq1e

A replay of the call will be available shortly after completion of the live call/webcast via the webcast link above.

About APi:
APi is a global, market-leading business services provider of fire and life safety, security, elevator and escalator, and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. APi has a winning leadership culture driven by entrepreneurial business leaders delivering innovative solutions for customers. More information can be found at www.apigroupinc.com.
Investor Relations and Media Inquiries:
Adam Walters
Senior Director of Investor Relations
Tel: +1 920-419-5432
Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers
Please note that in this document the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of APi Group Corporation ("APi" or the "Company"). Such discussion and statements may contain words such as "expect," "anticipate," "will," "believe," "intend," "plan," "estimate," "predict," "seek," "continue," "pro forma," "outlook," "may," "might," "should," "could," "would," "can have," "likely," "potential," "target," "indicative," "illustrative," "goal," "objective," "forecast," "guidance," "assumes," "strategy," "opportunity," and variations of such words and similar expressions, and relate in this document, without limitation, to statements, beliefs, projections and expectations about future events. Forward-looking statements in this document include, but are not limited to: the Company's full-year and second quarter 2026 guidance for net revenues, adjusted EBITDA, and adjusted free cash flow conversion; the Company's long-term performance targets, including the "10/16/60+" targets (referring to the Company's goals of $10 billion or greater in net revenues by 2028, 16% or greater adjusted EBITDA margins by 2028, and 60% of revenues coming from inspection, service and monitoring over the long-term); statements regarding the anticipated benefits of completed and future acquisitions; statements regarding the Company's M&A strategy and pipeline; and statements regarding the Company's confidence in its future performance and execution of its business strategies. Certain of these forward-looking statements reference non-GAAP financial measures; investors should refer to the "Non-GAAP Financial Measures" section of this document for important information regarding such measures. Such statements are based on the Company's expectations, intentions, and projections regarding the Company's future performance, anticipated events or trends and other matters that are not historical facts.
These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company's future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company's business, markets, supply chain, customers and workforce, on the credit and financial markets, and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the supplies and materials the Company uses in its business and for which the Company may bear the risk of such increases; (iii) risks associated with the Company's international operations, including changes in tariff and trade policies, import and export restrictions, retaliatory trade measures, sanctions, and other governmental actions that may affect the cost, timing, or viability of the Company's cross-border operations and supply chains; (iv) failure to realize the anticipated benefits of our acquisitions and our ability to successfully execute the Company's bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (v) failure to fully execute the Company's inspection-first strategy or to realize the expected service revenue from such inspections; (vi) failure to realize expected benefits from the Company's other business strategies, including the Company's disciplined approach to customer and project selection and the Company's asset-light, services-focused business model and its expected impact on future capital expenditures; (vii) risks associated with the Company's decentralized business model and participation in joint ventures; (viii) improperly managed projects or project delays; (ix) risks associated with the implementation and maintenance of the Company's enterprise resource planning systems and cloud-based platforms, including potential disruptions to operations, cost overruns, delays, and impacts on internal controls over financial reporting; (x) adverse developments in the credit markets which could impact the Company's ability to secure financing in the future; (xi) the Company's level of indebtedness; (xii) risks associated with the Company's contract portfolio; (xiii) changes in applicable laws or regulations, including changes in building codes, fire and life safety regulations, inspection mandates, professional licensing requirements, and environmental, health and safety laws that may affect demand for the Company's services or increase the cost of compliance; (xiv) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (xv) geopolitical risks, including armed conflicts, political instability, sanctions, and their impacts on the Company's operations, customers, and supply chains; (xvi) the trading price of the Company's common stock, which may be positively or negatively impacted by market and economic conditions, the Company's financial performance, or other factors; (xvii) the Company's ability to attract, retain, and develop qualified employees, including skilled trade labor, and the impact of labor shortages, wage inflation, and competition for talent on the Company's operations and cost structure; (xviii) cybersecurity incidents, information technology system failures, data breaches, or disruptions, and the costs of compliance with evolving data privacy and cybersecurity laws and regulations; and (xix) other risks and uncertainties, including those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 under the heading "Risk Factors."

Given these risks and uncertainties, investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this document speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this document.

Non-GAAP Financial Measures
This document contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this document and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers, (c) in the case of adjusted EBITDA, determines certain elements of management’s incentive compensation, (d) provide consistent period-to-period comparisons of the results, and (e) in the case of organic net revenue growth, enable investors to assess the growth rate of the Company’s existing operations independent of the impact of acquisitions and foreign currency translation. Specifically:
•The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP financial measures that exclude amortization of intangible assets (including backlog amortization), systems and business enablement expenses, business process transformation expenses, and other specifically identified items, such as impairment charges, restructuring costs, transaction and other costs related to acquisitions and divestitures, non-service pension cost, contingent consideration and compensation, and miscellaneous capital market activities, are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations by removing items that management does not consider indicative of the Company’s ongoing operational performance.
•The Company supplements the reporting of its consolidated financial information with certain financial measures including adjusted EBITDA, a non-GAAP financial measure, which is defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude contingent consideration and compensation, non-service pension cost, systems and business enablement expenses, business process transformation expenses, acquisition and divestiture related expenses, restructuring program related costs, and other miscellaneous items, as further described in the reconciliation tables included in this document. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. On a consolidated basis, the Company uses adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because this measure excludes certain items that may not be indicative of the Company’s core operating results. Adjusted EBITDA also serves as a performance metric for certain elements of the Company’s executive incentive compensation program.
•The Company discloses fixed currency net revenues and adjusted EBITDA on a consolidated basis and segment earnings on a segment specific basis to provide a more complete understanding of underlying revenue, adjusted EBITDA, and segment earnings trends by providing net revenues, adjusted EBITDA, and segment earnings on a consistent basis. Under U.S. GAAP, income statement results are translated in U.S. Dollars at the average exchange rates for the period presented. Management believes that the fixed currency non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s operational performance, as it excludes the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this document are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2026.
•The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, material and completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions and divestitures). The remainder is divided by prior year fixed currency net revenues, excluding the impacts of completed divestitures. For purposes of this calculation, an acquisition or divestiture is considered material based on management’s assessment of its significance to the comparability of the Company’s consolidated or segment-level results. Management applies this threshold consistently across periods.
•The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, they do not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by operating activities plus or minus the following specifically identified items: contingent compensation, systems and business enablement expenses, business process transformation expenses, acquisition and divestiture related expenses, restructuring program related payments, and other miscellaneous items, such as capital market activities and costs or gains/losses associated with fixed asset acquisitions or dispositions. The Company applies these adjustments consistently across periods and will disclose the nature of any new adjustment category at the time it is first included. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted net income. The Company believes that adjusted free cash flow conversion helps investors assess the Company’s ability to convert earnings into cash available for debt repayment, capital allocation, and shareholder returns.
•The Company calculates its net leverage ratio in accordance with its debt agreements, which include different adjustments to EBITDA, including pro forma financial adjustments for acquisitions and cost savings, that are not reflected in the adjusted EBITDA figures reported in this document. A description of the covenant EBITDA calculation is included in the Company’s filings with the Securities and Exchange Commission.
While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this document.
The Company is unable to provide a quantitative reconciliation of forward-looking non-U.S. GAAP adjusted EBITDA, growth in reported and organic net revenues, and adjusted free cash flow conversion to U.S. GAAP without unreasonable effort due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, systems and business enablement expenses, business process transformation expenses, impairment charges, transaction and other costs related to acquisitions and divestitures, restructuring costs, miscellaneous capital market activities, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Additional Information
Following the three-for-two stock split executed on June 30, 2025, all references to the number of shares outstanding, issued shares, and per share amounts of the Company’s common shares have been restated to reflect the effect of the stock split for all historical periods presented in this document.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Net revenues	$1,982	$1,719
Cost of revenues	1,362	1,177
Gross profit	620	542
Selling, general, and administrative expenses	517	458
Operating income	103	84
Interest expense, net	30	38
Investment expense and other, net	2	—
Other expense, net	32	38
Income before income taxes	71	46
Income tax provision	14	11
Net income	$57	$35
Net income attributable to common shareholders:
Income allocable to Series A Preferred Stock	(6)	(4)
Net income attributable to common shareholders	$51	$31
Net income per common share:
Basic	$0.12	$0.07
Diluted	0.12	0.07
Weighted average shares outstanding:
Basic	431	416
Diluted	435	417

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$645	$912
Accounts receivable, net of allowances	1,545	1,563
Inventories	156	145
Contract assets	538	484
Prepaid expenses and other current assets	140	125
Total current assets	3,024	3,229
Property and equipment, net	401	397
Operating lease right-of-use assets	294	301
Goodwill	3,326	3,167
Intangible assets, net	1,623	1,584
Deferred tax assets	20	40
Pension and post-retirement assets	123	129
Other assets	155	89
Total assets	$8,966	$8,936
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$5	$5
Accounts payable	506	526
Accrued liabilities	726	827
Contract liabilities	773	694
Operating and finance leases	97	98
Total current liabilities	2,107	2,150
Long-term debt, less current portion	2,755	2,754
Pension and post-retirement obligations	49	50
Operating and finance leases	213	215
Deferred tax liabilities	200	205
Other noncurrent liabilities	156	154
Total liabilities	5,480	5,528
Total shareholders’ equity	3,486	3,408
Total liabilities and shareholders’ equity	$8,966	$8,936

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$57	$35
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84	80
Restructuring charges, net of cash paid	(2)	(6)
Share-based compensation expense	11	10
Profit-sharing expense	11	9
Non-cash lease expense	32	28
Net periodic pension cost	6	6
Other, net	—	1
Changes in operating assets and liabilities, net of effects of acquisitions:	(114)	(101)
Net cash provided by operating activities	85	62

Cash flows from investing activities:
Acquisitions, net of cash acquired	(289)	(6)
Purchases of property and equipment	(18)	(12)
Proceeds from sales of property and equipment	2	4
Net cash used in investing activities	(305)	(14)

Cash flows from financing activities:
Payments on long-term borrowings	(1)	(2)
Repurchases of common stock	—	(75)
Payments of acquisition-related consideration	(4)	(2)
Restricted shares tendered for taxes	(37)	(19)
Net cash used in financing activities	(42)	(98)
Effect of foreign currency exchange rate change on cash, cash equivalents, and restricted cash	(6)	10
Net decrease in cash, cash equivalents, and restricted cash	(268)	(40)
Cash, cash equivalents, and restricted cash, beginning of period	913	501
Cash, cash equivalents, and restricted cash, end of period	$645	$461

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic Change in Net Revenues (non-GAAP)
(Unaudited)
Organic change in net revenues

	Three Months Ended March 31, 2026
	Net revenues change (as reported)	Foreign currency translation (a)	Net revenues change (fixed currency) (b)	Acquisitions and divestitures, net (c)	Organic change in net revenues (d)
Safety Services	11.7%	4.4%	7.3%	1.9%	5.4%
Specialty Services	25.6%	—%	25.6%	0.8%	24.8%
Consolidated	15.3%	3.3%	12.0%	1.6%	10.4%

Notes:
(a)Represents the effect of foreign currency on reported net revenues, calculated as the difference between reported net revenues and net revenues at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2026.
(b)Amount represents the year-over-year change after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency rates for both periods.
(c)Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from material divestitures for all periods for businesses divested as of March 31, 2026.
(d)Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, material divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross Profit and Adjusted Gross Profit (non-GAAP)
SG&A and Adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)
Adjusted gross profit

		Three Months Ended March 31,
		2026	2025
Gross profit (as reported)		$620	$542
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	—	3
Adjusted gross profit		$620	$545

Net revenues		$1,982	$1,719
Adjusted gross margin		31.3%	31.7%

Adjusted SG&A

		Three Months Ended March 31,
		2026	2025
Selling, general, and administrative expenses ("SG&A") (as reported)		$517	$458
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(b)	(63)	(57)
Contingent consideration and compensation	(c)	—	(1)
Systems and business enablement	(d)	(27)	(12)
Business process transformation expenses	(e)	—	(4)
Acquisition and divestiture related expenses	(f)	(19)	(3)
Restructuring program related costs	(g)	—	(3)
Other	(h)	1	(2)
Adjusted SG&A expenses		$409	$376

Net revenues		$1,982	$1,719
Adjusted SG&A as a % of net revenues		20.6%	21.9%
Notes:
(a)Adjustment to reflect the elimination of amortization expense related to backlog intangible assets.
(b)Adjustment to reflect the elimination of amortization expense.
(c)Adjustment to reflect the elimination of the expense attributable to one-time deferred consideration to prior owners of acquired businesses.
(d)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(e)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(f)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(g)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(h)Adjustment includes various miscellaneous non-recurring items, such as gains and losses on the sale of buildings, elimination of changes in fair value estimates to acquired liabilities, and miscellaneous capital market activities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended March 31,
		2026	2025
Net income (as reported)		$57	$35
Adjustments to reconcile net income to EBITDA:
Interest expense, net		30	38
Income tax provision		14	11
Depreciation		21	20
Amortization		63	60
EBITDA		$185	$164
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	—	1
Non-service pension cost	(b)	5	4
Systems and business enablement	(c)	27	12
Business process transformation expenses	(d)	—	4
Acquisition and divestiture related expenses	(e)	19	3
Restructuring program related costs	(f)	—	3
Other	(g)	(1)	2
Adjusted EBITDA		$235	$193

Net revenues		$1,982	$1,719
Adjusted EBITDA margin		11.9%	11.2%
Notes:
(a)Adjustment to reflect the elimination of the expense attributable to one-time deferred consideration to prior owners of acquired businesses.
(b)Adjustment to reflect the elimination of non-service pension cost, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses.
(c)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(d)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(e)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(f)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(g)Adjustment includes various miscellaneous non-recurring items, such as the gains and losses on the sale of buildings, elimination of changes in fair value estimates to acquired liabilities, and miscellaneous capital market activities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income before Income Tax, Net Income, and EPS and
Adjusted Income before Income Tax, Net Income, and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		Three Months Ended March 31,
		2026	2025
Income before income tax provision (as reported)		$71	$46
Adjustments to reconcile income before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	63	60
Contingent consideration and compensation	(b)	—	1
Non-service pension cost	(c)	5	4
Systems and business enablement	(d)	27	12
Business process transformation expenses	(e)	—	4
Acquisition and divestiture related expenses	(f)	19	3
Restructuring program related costs	(g)	—	3
Other	(h)	(1)	2
Adjusted income before income tax provision		$184	$135

Income tax provision (as reported)		$14	$11
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(i)	28	20
Adjusted income tax provision		$42	$31

Adjusted income before income tax provision		$184	$135
Adjusted income tax provision		42	31
Adjusted net income		$142	$104

Diluted weighted average shares outstanding (as reported)		435	417
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of Series A Preferred Stock	(j)	4	6
Adjusted diluted weighted average shares outstanding		439	423

Adjusted diluted EPS		$0.32	$0.25
Notes:
(a)Adjustment to reflect the elimination of amortization expense.
(b)Adjustment to reflect the elimination of the expense attributable to one-time deferred consideration to prior owners of acquired businesses.
(c)Adjustment to reflect the elimination of non-service pension cost, which consists of interest cost, expected return on plan assets, and amortization of actuarial gains/losses.
(d)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(e)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(f)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(g)Adjustment to reflect the elimination of expenses associated with restructuring programs and related costs.
(h)Adjustment includes various miscellaneous non-recurring items, such as the gains and losses on the sale of buildings, elimination of changes in fair value estimates to acquired liabilities, and miscellaneous capital market activities.
(i)Adjustment to reflect an adjusted effective tax rate of 23%, which reflects the Company's estimated expectations for taxes to be paid on its adjusted non-GAAP earnings.
(j)Adjustment reflects the addition of the dilutive impact of 6 million shares associated with the deemed conversion of Series A Preferred Stock, when adjusted for the stock split, offset by the adjustment of the assumed dividend payable to the Series A Preferred Stock holders at year-end.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended March 31,
		2026 (a)	2025 (a)
Safety Services
Net revenues		$1,415	$1,267
Adjusted gross profit		527	469
Segment earnings		230	199

Adjusted gross margin		37.2%	37.0%
Segment earnings margin		16.3%	15.7%

Specialty Services
Net revenues		$569	$453
Adjusted gross profit		93	76
Segment earnings		39	29

Adjusted gross margin		16.3%	16.8%
Segment earnings margin		6.9%	6.4%

Total net revenues before corporate and eliminations	(b)	$1,984	$1,720
Total segment earnings before corporate and eliminations	(b)	269	228
Segment earnings margin before corporate and eliminations	(b)	13.6%	13.3%

Corporate and Eliminations
Net revenues		$(2)	$(1)
Adjusted EBITDA		(34)	(35)

Total Consolidated
Net revenues		$1,982	$1,719
Adjusted gross profit		620	545
Adjusted EBITDA		235	193

Adjusted gross margin		31.3%	31.7%
Adjusted EBITDA margin		11.9%	11.2%
Notes:
(a)Information derived from non-GAAP reconciliations included elsewhere in this document.
(b)Calculated from results of the Company's reportable segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$1,415	$—	$1,415	$1,267	$—		$1,267
Cost of revenues	888	—	888	801	(3)	(a)	798
Gross profit	$527	$—	$527	$466	$3		$469
Gross margin	37.2%		37.2%	36.8%			37.0%

Specialty Services
Net revenues	$569	$—	$569	$453	$—		$453
Cost of revenues	476	—	476	377	—		377
Gross profit	$93	$—	$93	$76	$—		$76
Gross margin	16.3%		16.3%	16.8%			16.8%

Corporate and Eliminations
Net revenues	$(2)	$—	$(2)	$(1)	$—		$(1)
Cost of revenues	(2)	—	(2)	(1)	—		(1)

Total Consolidated
Net revenues	$1,982	$—	$1,982	$1,719	$—		$1,719
Cost of revenues	1,362	—	1,362	1,177	(3)	(a)	1,174
Gross profit	$620	$—	$620	$542	$3		$545
Gross margin	31.3%		31.3%	31.5%			31.7%
Notes:
(a)Adjustment to reflect the elimination of amortization expense related to backlog intangible assets.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended March 31,
		2026	2025
Corporate and Eliminations
Income before income taxes		$(91)	$(83)
Interest expense, net		21	29
Depreciation		2	1
Amortization		2	1
Systems and business enablement	(a)	15	10
Business process transformation expenses	(b)	—	3
Acquisition and divestiture related expenses	(c)	18	3
Other	(d)	(1)	1
Corporate and Eliminations adjusted EBITDA		$(34)	$(35)
Notes:
(a)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(b)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(c)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(d)Adjustment includes various miscellaneous non-recurring items, such as the gains and losses on the sale of buildings, elimination of changes in fair value estimates to acquired liabilities, and miscellaneous capital market activities.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Change in Segment Earnings (non-GAAP)
(Unaudited)
Change in Segment earnings

	Three Months Ended March 31, 2026
	Change in Segment earnings (as reported)	Foreign currency translation (a)	Change in Segment earnings (fixed currency) (b)
Safety Services	15.6%	3.9%	11.7%
Specialty Services	34.5%	—%	34.5%
Consolidated	21.8%	3.7%	18.1%
Notes:
(a)Represents the effect of foreign currency on reported segment earnings, calculated as the difference between reported segment earnings and segment earnings at fixed currencies for both periods. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management at the beginning of 2026.
(b)Amount represents the year-over-year change after eliminating the impact of fluctuations in foreign exchange rates by translating foreign currency denominated results at fixed foreign currency rates for both periods.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free Cash Flow and Adjusted Free Cash Flow and Conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		Three Months Ended March 31,
		2026	2025
Net cash provided by operating activities (as reported)		$85	$62
Less: Purchases of property and equipment		(18)	(12)
Free cash flow		$67	$50
Add: Cash payments related to following items:
Contingent compensation	(a)	1	1
Systems and business enablement	(b)	36	16
Business process transformation expenses	(c)	—	4
Acquisition and divestiture related expenses	(d)	18	3
Restructuring program related payments	(e)	2	9
Other	(f)	1	3
Adjusted free cash flow		$125	$86

Adjusted net income		$142	$104
Adjusted free cash flow as a % of adjusted net income		88.0%	82.7%
Notes:
(a)Adjustment to reflect the elimination of expense attributable to one-time deferred consideration to prior owners of acquired businesses.
(b)Adjustment to reflect the elimination of non-recurring expenses related to new systems implementations, information technologies, and other new capabilities.
(c)Adjustment to reflect the elimination of expenses associated with the integration and reorganization of newly acquired businesses and non-operational costs related to technology and business enhancements, including systems and process development costs.
(d)Adjustment to reflect the elimination of transaction costs, integration costs, and gains and losses related to potential and completed acquisitions and divestitures.
(e)Adjustment to reflect payments made for restructuring programs and related costs.
(f)Adjustment includes various miscellaneous non-recurring items, including capital market activity and costs or gains/losses associated with any one-time fixed asset acquisitions or dispositions.